    As filed with the Securities and Exchange Commission on January 24, 2002
                                              Registration No. 333-____________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                ----------------

                                DOUBLECLICK INC.
               (Exact name of issuer as specified in its charter)


          Delaware                                 13-3870996
(State or other jurisdiction of           (IRS Employer Identification No.)
 incorporation or organization)

                              450 West 33rd Street
                            New York, New York 10001
               (Address of principal executive offices) (Zip Code)

                                ----------------

                   DoubleClick Inc. 1997 Stock Incentive Plan
               DoubleClick Inc. 1999 Employee Stock Purchase Plan

                            (Full title of the plans)

                                ----------------

                                  Kevin P. Ryan
                             Chief Executive Officer
                                DoubleClick Inc.
                              450 West 33rd Street
                            New York, New York 10001
                     (Name and address of agent for service)
                                 (212) 683-0001
          (Telephone number, including area code, of agent for service)

                                ----------------

                         CALCULATION OF REGISTRATION FEE

                                             Amount to be    Offering Price    Aggregate           Amount of
   Title of Securities to be Registered     Registered (1)    per Share(2)   Offering Price    Registration Fee
---------------------------------------------------------------------------------------------------------------
DoubleClick Inc. 1997 Stock Incentive Plan    2,400,000         $11.67       $28,008,000         $2,576.74
Common Stock, $0.001 par value
--------------------------------------------------------------------------------------- -----------------------
DoubleClick Inc. 1999 Employee Stock
Purchase Plan,                                 900,000          $11.67       $10,503,000         $966.28
Common Stock, $0.001 par value
===============================================================================================================

(1) This Registration Statement shall also cover any additional shares of the Registrant's Common Stock which become issuable under the DoubleClick Inc. 1997 Stock Incentive Plan and the DoubleClick Inc. 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on January 22, 2002, as reported by the Nasdaq National Market.

===============================================================================

                                     PART II
               Information Required in the Registration Statement

         On March 19, 1998, DoubleClick Inc. (the "Registrant") filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (File No. 333-48277) relating to 3,000,000 shares of Common Stock to be offered and sold under its 1997 Stock Incentive Plan (the "1997 Plan"). On November 9, 1999, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-90653) relating to an additional 8,000,000 shares of Common Stock to be offered and sold under the 1997 Plan. On February 18, 2000, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-30726) relating to an additional 4,748,152 shares of Common Stock to be offered and sold under the 1997 Plan. On February 14, 2001, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-55618) relating to an additional 2,400,000 shares of Common Stock to be offered and sold under the 1997 Plan. The contents of these prior Registration Statements are incorporated in this Registration Statement by reference.

         On November 9, 1999, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-90653) relating to 500,000 shares of Common Stock to be offered and sold under its 1999 Employee Stock Purchase Plan (the "1999 Plan"). On February 14, 2001, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-55618) relating to an additional 900,000 shares of Common Stock to be offered and sold under the 1999 Plan. The contents of these prior Registration Statements are incorporated in this Registration Statement by reference.

Item 3. Incorporation of Documents by Reference

         The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the SEC on March 13, 2001;

          (b) The Registrant's Quarterly Reports on Form 10-Q for the periods ending March 31, 2001, June 30, 2001 and September 30, 2001 filed with the SEC on May 15, 2001, August 14, 2001 and November 14, 2001 respectively;

          (c) The Registrant's Current Reports on Form 8-K filed with the SEC on February 2, 2001, February 5, 2001, March 22, 2001, June 14, 2001, October 17, 2001, November 21, 2001 and January 16, 2002;
               and

          (d) The Registrant's Registration Statement No. 000-23709 on Form 8-A filed with the SEC on February 2, 1998 and amended on February 9, 1998 and December 1, 1998, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration

Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits


Exhibit
Number      Exhibit
------      -------
4           Instruments Defining Rights of Stockholders. Reference is made to
            Registrant's Registration Statement No. 000-23709 on Form 8-A,
            and the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.
5           Opinion of Brobeck, Phleger & Harrison LLP.
23.1        Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2        Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
23.3        Consent of KPMG LLP, Independent Auditors.
24          Power of Attorney is contained in this Registration Statement.

                                   SIGNATURES

Registrant.

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 24th day of January, 2002.

                                   DoubleClick Inc.


                                   By:  /s/ Kevin P. Ryan
                                       ------------------------------------
                                       Kevin P. Ryan
                                       Chief Executive Officer and Director

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of DoubleClick Inc., a Delaware corporation, hereby severally constitute and appoint Kevin P. Ryan and Bruce Dalziel, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents determine may be necessary, advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signatures                                      Title                              Date
---------------------------------------  ----------------------------------------------    ----------------

        /s/ Kevin J. O'Connor            Chairman of the Board                             January 24, 2002
---------------------------------------
           Kevin J. O'Connor

          /s/ Kevin P. Ryan              Chief Executive Officer (principal executive      January 24, 2002
---------------------------------------  officer) and Director
             Kevin P. Ryan

        /s/ Dwight A. Merriman           Director                                          January 24, 2002
---------------------------------------
          Dwight A. Merriman

         /s/ David N. Strohm             Director                                          January 24, 2002
---------------------------------------
            David N. Strohm

         /s/ Mark E. Nunnelley           Director                                          January 24, 2002
---------------------------------------
           Mark E. Nunnelley

         /s/ W. Grant Gregory            Director                                          January 24, 2002
---------------------------------------
           W. Grant Gregory

            /s/ Don Peppers              Director                                          January 24, 2002
---------------------------------------
              Don Peppers

         /s/ Thomas S. Murphy            Director                                          January 24, 2002
---------------------------------------
           Thomas S. Murphy

          /s/ Bruce Dalziel              Chief Financial Officer (principal financial      January 24, 2002
---------------------------------------  officer)
             Bruce Dalziel

          /s/ Thomas Etergino            Vice President of Corporate Finance (principal    January 24, 2002
---------------------------------------  accounting officer)
            Thomas Etergino

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933

                                DOUBLECLICK INC.

                                 EXHIBIT INDEX

Exhibit
Number    Exhibit
-------   --------
4         Instruments Defining Rights of Stockholders. Reference is made to
          Registrant's Registration Statement No. 000-23709 on Form 8-A, and the
          exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.
5         Opinion of Brobeck, Phleger & Harrison LLP.
23.1      Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
23.3      Consent of KPMG LLP, Independent Auditors.
24        Power of Attorney is contained in this Registration Statement.